UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 2, 2017
Date of Report (Date of earliest event reported)
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STORE Capital Corporation
(Exact name of registrant as specified in its charter)
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Maryland	001-36739	45-2280254
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8377 East Hartford Drive, Suite 100 Scottsdale, AZ	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 256-1100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Entry into New Employment Agreements with Named Executive Officers

On October 30, 2017, the Compensation Committee of the Board of Directors of STORE Capital Corporation (the “Company”), approved, and on November 2, 2017 the Company entered into, new employment agreements (the “New Agreements”) with each of Christopher H. Volk (President and Chief Executive Officer), Mary Fedewa (Chief Operating Officer), Catherine Long (Executive Vice President – Chief Financial Officer, Treasurer and Assistant Secretary), Michael T. Bennett (Executive Vice President – General Counsel, Chief Compliance Officer, Corporate Secretary and Assistant Treasurer), and Christopher K. Burbach (Executive Vice President – Underwriting), each of whom are named executive officers (the “NEOs”) of the Company.

Except as noted in the next paragraph, the material terms and provisions that were in effect under the NEOs’ prior employment agreements immediately prior to the execution of the New Agreements remain in effect under the respective New Agreements. In this regard, under the New Agreements, each NEO will continue to (i) receive a base salary and an annual cash incentive bonus, and will be eligible to receive equity awards, in each case as determined by the Compensation Committee of the Company’s Board of Directors, (ii) receive other benefits available to the senior executive officers of the Company under the Company’s benefit plans and arrangements, (iii) be entitled to receive cash severance and full acceleration of unvested restricted stock awards upon a termination by the Company without Cause or by the NEO for Good Reason (each as defined in the New Agreements), as well as twelve (12) months of post-termination COBRA coverage, and (iv) be subject to one-year non-compete and non-solicitation covenants following termination of employment (except where termination is due to the expiration of the agreement).

The New Agreements reflect the following material changes to each of the original employment agreements between the Company and the NEOs:

	Prior Agreements	New Agreements
Term:	4 years, subject to expiration.	4 years, subject to automatic one (1) year renewal terms unless either party gives the other not less than one-hundred eighty (180) days’ advance notice of nonrenewal.

Automatic two (2) year renewal if a Change in Control (as defined therein) occurs within last two (2) years of the initial term or any one-year renewal term.

Cash Severance on Termination By the Company Without Cause or by the NEO for Good Reason (whether or not in connection with a Change in Control):
For Mr. Volk, an amount equal to:

•  two (2) times the sum of (i) the executive’s then-current base salary plus (ii) the executive’s prior year target bonus (regardless of whether received), plus

•  the executive’s pro-rated target bonus for the year in which termination occurs.

For the other NEOs, an amount equal to:

•      one and one-half (1.5) times the sum of (i) the executive’s then-current base salary plus, (ii) the executive’s prior year target bonus (regardless of whether received), plus

•      the executive’s pro-rated target bonus for the year in which termination occurs.

For all NEOs, an amount equal to:

•  two (2) times the sum of (i) the executive’s then-current base salary, plus (ii) the greater of (A) the executive’s average bonus received for the last two years, or (B) the executive’s prior year target bonus (regardless of whether received), plus

•  the executive’s pro-rated target bonus for the year in which termination occurs.

Acceleration of Equity on a Change in Control:
If an NEO’s employment is terminated for any reason within six months prior to or after a Change in Control, then all outstanding shares of restricted stock that are not then vested shall vest in full.

If an NEO’s employment is terminated by the Company without Cause or by the NEO for Good Reason after a Change in Control, then all outstanding shares of restricted stock that are not then vested shall vest in full.

Copies of the original employment agreements between the Company and each of the NEOs, each dated November 21, 2014, were filed as Exhibits 10.4, 10.5, 10.6, 10.7 and 10.9 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 26, 2014.

Copies of the New Agreements will be timely filed as exhibits to our Annual Report on Form 10-K for our fiscal year ending December 31, 2017 in accordance with applicable rules and regulations of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: November 3, 2017
	By:	/s/ Michael T. Bennett
Michael T. Bennett
Executive Vice President-General Counsel